Exhibit A

JOINT FILING AGREEMENT

Each of the undersigned hereby consents and agrees to the joint filing of this Schedule 13D, including any amendment(s) thereto, relating to the shares of Common Stock of the Issuer.

Date: March 12, 2026
FAMATOWN FINANCE LIMITED

	By:	/s/ Christakis Theodoulou
	Name:	Christakis Theodoulou
	Title:	Director

GREENWICH HOLDINGS LIMITED

	By:	/s/ Christakis Theodoulou
	Name:	Christakis Theodoulou
	Title:	Director

C.K. LIMITED

	By:	/s/ Christakis Theodoulou
	Name:	Christakis Theodoulou
	Title:	Director